UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/16/2012

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 16, 2012, Identive Group, Inc. (the "Company"), received a deficiency letter (the "Notification Letter") from The NASDAQ Stock Market ("NASDAQ") notifying the Company that it no longer meets NASDAQ's requirements for continued listing on the NASDAQ Global Market under NASDAQ Listing Rule 5550(a)(2) (the "Bid Price Rule") because the minimum bid price of the Company's common stock has not equaled or exceeded $1.00 at least once over a period of 30 consecutive trading days. The Notification Letter does not impact the Company's listing on the NASDAQ Global Market at this time and the Company's common stock will continue to trade on the NASDAQ Global Market under the symbol "INVE."

NASDAQ explained in the Notification Letter that under NASDAQ Listing Rule 5810(c)(3)(A), the Company will be afforded 180 calendar days, or until February 12, 2013, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for at least 10 consecutive business days. If the Company does not regain compliance by February 12, 2013, NASDAQ will provide written notification to the Company that the Company's common stock will be subject to delisting from the NASDAQ Global Market. The Company may, however, be eligible for an additional grace period of 180 calendar days if it transfers its shares to the NASDAQ Capital Market and satisfies the continued listing requirement for market value of publicly held shares and all other initial listing standards (with the exception of the Bid Price Rule) for listing on the NASDAQ Global Market, and submits a timely notification to NASDAQ of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split of the shares of its Common Stock, if necessary. The Company may also appeal NASDAQ's delisting determination to a NASDAQ Hearings Panel.

The Company intends to actively monitor the bid price of its common stock and will consider available options to resolve the deficiency and regain compliance with the NASDAQ requirements. However, there can be no assurance that the Company will be able to regain compliance with NASDAQ's continued listing requirements.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.       Description

99.1             Press release dated August 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: August 17, 2012	By:	/s/ David Wear
David Wear
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press released dated August 17, 2012.